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                          [RACHLIN COHEN & HOLTZ LOGO]



January 13, 2006

Securities and Exchange Commission
100 F Street N.E.
Washington, DC 20549

RE: Epixtar Corp.
    011-15489

Commissions:

We have read the statements made by Epixtar Corp. (the "Company"), filed with the Commission pursuant to Item 4.01 of Form 8-K, as part of the Company's Form 8-K report dated January 9, 2006 and filed on January 13, 2006 (copy attached). We agree with the statements concerning our Firm contained in such Form 8-K. We were not associated with the review of the consolidated financial statements as of and for the three and nine months ended September 30, 2005.

Very truly  yours,





/s/ Rachlin cohen & Holtz LLP

Rachlin Cohen & Holtz LLP

Enclosure




















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